Exhibit 10.25

EXECUTION VERSION

AMENDMENT NO. 6
TO MASTER REPURCHASE AGREEMENT

Amendment No. 6, dated as of March 29, 2012 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), PENNYMAC CORP. (the “Seller”), PENNYMAC MORTGAGE INVESTMENT TRUST (a “Guarantor”) and PENNYMAC OPERATING PARTNERSHIP, L.P (a “Guarantor” and together with the other Guarantor, the “Guarantors”).

RECITALS

The Buyer, the Seller and the Guarantors are parties to that certain Master Repurchase Agreement, dated as of November 2, 2010 (as amended, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”).  The Guarantors are parties to that certain Guaranty (the “Guaranty”), dated as of November 2, 2010, as the same may be further amended from time to time, by the Guarantors in favor of Buyer.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Buyer, the Seller and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.                                Definitions.

(a)                                  Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Maximum Committed Purchase Price” in its entirety and replacing it with the following:

“Maximum Combined Aggregate Purchase Price” means ONE-HUNDRED FIFTY MILLION DOLLARS ($150,000,000).

(b)                                 Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Obligations” in its entirety and replacing it with the following:

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Buyer, its Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer in order to preserve any Purchased Mortgage Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Mortgage Loan, or of any exercise by Buyer of its rights under the Program Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; (d) all of Seller’s indemnity obligations to Buyer or Custodian or both pursuant to the Program Agreements; and (e) all of Borrower’s and Guarantors’ obligations under the PMITH Facility and other “Program Agreements” as defined in the PMITH Facility.

(c)                                  Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following defined terms in their proper alphabetical order:

“Current Aggregate Purchase Price” means, as of any date of determination, the aggregate Purchase Price of Purchased Mortgage Loans subject to outstanding Transactions.

“Maximum Available Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.

“PMITH Facility” has the meaning assigned to such term in the Pricing Side Letter.

SECTION 2.                          Replacement of Defined Terms. All references in the Existing Repurchase Agreement and the remaining Program Agreements to the term Maximum Committed Purchase Price are hereby deleted and replaced with the term Maximum Available Purchase Price.

SECTION 3.                          Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

3.1                                 Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)                                  this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantors; and

(b)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4.                                Representations and Warranties.  Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred and is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Repurchase Agreement.

SECTION 5.                                Intent. Each party agrees that this Amendment is intended to create mutuality of obligations among the parties, and as such, the Repurchase Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same “right” and “capacity”.

SECTION 6.                                Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the Buyer.

SECTION 7.                                Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 8.                                Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9.                            GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 10.                          Reaffirmation of Guaranty.  The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Repurchase Agreement, as amended hereby.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
Name: Adam Loskove
Title: Vice President

PennyMac Corp., as Seller

By:	/s/ Anne D. McCallion
Name: Anne D. McCallion
Title: Chief Financial Officer

PennyMac Mortgage Investment Trust, as Guarantor

By:	/s/ Anne D. McCallion
Name: Anne D. McCallion
Title: Chief Financial Officer

PennyMac Operating Partnership, L.P., as Guarantor

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Anne D. McCallion
Name: Anne D. McCallion
Title: Chief Financial Officer